EXHIBIT 2.2.2


                               ARTICLES OF MERGER

                                       OF

                 PHONE 1GLOBALWIDE, INC., A FLORIDA CORPORATION

                                      INTO

                  PHONE1GLOBALWIDE INC., A DELAWARE CORPORATION



         Pursuant to the provisions of Sections 607.1107 and 607.1105 of the Florida Business Corporation Act, Phone 1Globalwide, Inc., a Florida corporation ("Phone 1Florida") and Phone1Globalwide Inc., a Delaware corporation ("Phone1Delaware"), adopt the following Articles of Merger for the purpose of merging Phone 1Florida with and into Phone1Delaware (the "Merger").

         FIRST: The Agreement and Plan of Merger is attached hereto as Exhibit "A".

         SECOND: The Agreement and Plan of Merger was adopted by a majority of the shareholders and all of the directors of Phone 1Florida by unanimous written consent in accordance with the provisions of Sections 607.0704 and 607.1103 of the Florida Business Corporation Act effective as of the 25th day of September, 2001.


         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the parties hereto as of the 25th day of September, 2001.

                                     PHONE 1GLOBALWIDE, INC.,
                                      a Florida corporation


                                     By: /s/ SYED NAQVI
                                         -------------------------------
                                             Syed Naqvi, Chief Financial Officer



                                     PHONE 1GLOBALWIDE INC.,
                                      a Delaware corporation


                                     By: /s/ SYED NAQVI
                                         -------------------------------
                                         Syed Naqvi, Chief Financial Officer